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                                                                   Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Implant Sciences Corporation
Wakefield, Massachusetts


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 19, 2003 (except with respect to the matters discussed in Notes 1 and 17, as to which the date is August 28,
2003) relating to the financial statements of Implant Sciences Corporation appearing in the Company's Annual Report on Form 10-KSB/A as of and for the year ended June 30, 2003.

We also consent to the reference to us under the caption "Experts" in the Registration Statement on Form S-3.



                                      /s/ BDO SEIDMAN, LLP


Boston, Massachusetts
July 14, 2004